NQO AGREEMENT

            THIS AGREEMENT, entered into as of the Grant Date (as defined in paragraph 1), by and between the Participant and Sunshine PCS Corporation (the "Company").

                                WITNESSETH THAT:

            WHEREAS, the Company desires to grant stock options to certain of the non-employee directors and officers, and the Participant is a non-employee Director and officer of the Company who is receiving a stock option award;

            NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

1. Terms of Award. The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

a.                      The "Participant" is Karen E. Johnson .

b.                      The "Grant Date" is January __, 2001.

c. The number of "Covered Shares" shall be 180,000 shares of Class A Common Stock determined as follows:

                         20,000                 Director Options
                         30,000                 Founding Director Options

                        130,000                 Founding CEO Options

                        180,000                 Total

d.                      The "Exercise Price" is $.75 per share.

                        Other terms used in this Agreement are defined pursuant to paragraph 8 or elsewhere in this Agreement.

2. Award and Exercise Price. This Agreement specifies the terms of the option (the "Option") granted to the Participant to purchase the number of Covered Shares of Class A Common Stock at the Exercise Price per share as set forth in paragraph 1. The Option is not intended to constitute an "incentive stock option" as that term is used in the Internal Revenue Code
Section 422.

                        Date of Exercise.  Option shall not be exercisable until
the earlier of (i) January ___, 2004, or (ii) ten business days prior to a change in control of the Class A Common Stock or the Class B Common Stock or the sale by the Company of all or a majority of its assets. "Change of control" shall have the same meaning as in Article ___ of the Certificate of Incorporation of the Company as existing on the date hereof.

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            The Option may be exercised on or after the date of Termination only as to that portion of the Covered Shares as to which it was exercisable immediately prior to the date of Termination.

3. Expiration. The Option shall not be exercisable after the Company's close of business on the last business day that occurs on or before to the Expiration Date. The "Expiration Date" shall be earliest to occur of:

a.                            the five-year anniversary of the Grant Date;

b. if the Participant's Termination occurs by reason of death, Disability or Retirement, the 180 day anniversary of the date of such Termination; or

c. if a Participant's Termination occurs for any other reason, the 90-day anniversary of the date of such Termination;

4. Method of Option Exercise. Subject to the terms of this Agreement and the Plan, the Option may be exercised in whole or in part by filing a written notice with the Secretary of the Company at its corporate headquarters prior to the Company's close of business on the last business day that occurs on or before the Expiration Date. Such notice shall specify the number of shares of Class A Common Stock which the Participant elects to purchase, and shall be accompanied by payment of the purchase price for such shares of Class A Common Stock indicated by the Participant's election or such other arrangement for the satisfaction of the purchase price as the Board may accept. Payment shall be by cash or by check payable to the Company. Except as otherwise provided by the Board before the Option is exercised: (i) all or a portion of the Exercise Price may be paid by the Participant by delivery of shares of Class A Common Stock owned unencumbered by the Participant for at least six months and acceptable to the Board having an aggregate fair market value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required; and (ii) the Participant may pay the Exercise Price by authorizing a third party to sell shares of Class A Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. The Option shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or Federal securities laws or the rules and regulations of any securities exchange on which the Stock is traded. In making any determination hereunder, the Company may rely on the opinion of counsel for the Company.

5. Withholding. All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes. At the election of the Participant, and subject to such rules and limitations as may be established by the Board from time to time, such withholding obligations may be satisfied through the surrender of shares of Class A Common Stock which the Participant already owns, or to which the Participant is otherwise entitled.

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6.                      Transferability.  Except as  otherwise  provided in this
paragraph 7, the Option is not transferable other than as designated by the Participant by will or by the laws of descent and distribution, and during the Participant's life, may be exercised only by the Participant. However, the Participant, with the approval of the Board, may transfer the Option for no consideration to or for the benefit of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of the Participant's Immediate Family or to a partnership or limited liability company for one or more members of the Participant's Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The foregoing right to transfer the Option shall apply to the right to consent to amendments to this Agreement and, in the discretion of the Board, shall also apply to the right to transfer ancillary rights associated with the Option. The term "Immediate Family" shall mean the Participant's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Participant).

7. Definitions. For purposes of this Agreement, the terms used in this Agreement shall be subject to the following:

a. "Board" shall mean the Board of Directors of the Company.

b. "Disability" shall mean total and permanent disability, as defined in Section 22(e)(3) of the Code.

c. "Retirement" with respect to a Participant's Termination of Directorship, shall mean the failure to stand for reelection or the failure to be reelected after a Participant has attained age sixty-five
(65).

d.                            "Termination"   shall  mean,  with  respect  to  a
non-employee director, that the non-employee director has ceased to be either a director or officer of the Company for any reason.

8. Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. If any rights exercisable by the Participant or benefits deliverable to the Participant under this Agreement have not been exercised or delivered, respectively, at the time of the Participant's death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the

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Participant but dies before the Designated  Beneficiary's exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

9. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Board, and the Board shall have all powers with respect to this Agreement. Any interpretation of the Agreement by the Board and any decision made by it with respect to the Agreement is final and binding on Participants (including a Designated or other Beneficiary).

10. Not A Directorship or Officership Contract. The Option will not confer on the Participant any right with respect to continuance of service as a director or officer of the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary, or the shareholders of the Company or any Subsidiary, would otherwise have to terminate or modify the terms of such Participant's directorship or officership or other service at any time.

11. Notices. Any written notices provided for in this Agreement shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant's address indicated by the Company's records, or if to the Company, at the Company's principal executive office.

12. Adjustment of Option. In the event of any change in the capital structure or business of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, distribution with respect to its outstanding Common Stock or capital stock other than Common Stock, sale or transfer of all or part of its assets or business, reclassification of its capital stock, or any similar change affecting the Company's capital structure or business and the Board determines an adjustment is appropriate, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Option and the purchase price thereof as well as the number of shares reserved for issuance, shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants or as otherwise necessary to reflect the change. Any determination by the Board shall be binding on the Participant.

                        In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of all or substantially all of the Company's outstanding Common Stock by a single person or entity or by


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a group of persons  and/or  entities  acting in concert,  or in the event of the sale or transfer of all or substantially all of the Company's assets (all of the foregoing being referred to as "Acquisition Events"), then the Board may, in its sole discretion, terminate this Option effective as of the date of the Acquisition Event, by delivering notice of termination to the Participant at least twenty (20) days prior to the date of consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Options that are then outstanding but contingent on occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void.

13. No Rights As Shareholder. The Participant shall not have any rights of a shareholder with respect to the shares subject to the Option, until a stock certificate has been duly issued following exercise of the Option as provided herein.

14. Adjustments for Pooling-of-Interests Accounting. If the Company enters into a transaction which is intended to be accounted for using the pooling-of-interests method of accounting, but it is determined by the Board that the Option or any aspect thereof could reasonably be expected to preclude such treatment, then the Board may modify (to the minimum extent required) or revoke (if necessary) the Option or any of the provisions thereof to the extent that the Board determines that such modification or revocation is necessary to enable the transaction to be subject to pooling-of-interests accounting.

15. Amendment. This Agreement may be amended by written agreement of the Participant and the Company.

16. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be wholly performed therein. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

17. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.



                                 Participant

                                 Sunshine PCS Corporation

                                 By: ___________________
                                 Its: